UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  June 28, 2011

GNC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35113	20-8536244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue, Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 288-4600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Compensatory Arrangements of Certain Officers

Effective June 28, 2011, GNC Holdings, Inc. (the “Company”) promoted Thomas Dowd to Executive Vice President, Chief Merchandising Officer and General Manager of the Company and General Nutrition Centers, Inc., a wholly owned subsidiary of the Company (“Centers”).  Mr. Dowd has served as Executive Vice President, Store Operations and Development, since April 2007.

Mr. Dowd is party to an employment agreement with the Company and Centers, dated April 21, 2008, which remains in effect.  A description of Mr. Dowd’s current compensatory arrangement is included in the Company’s prospectus as filed with the Securities and Exchange Commission on April 1, 2011.  In connection with Mr. Dowd’s promotion, his annual base salary was increased from $360,500 to $425,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2011

GNC HOLDINGS, INC.

	By:	/s/ Joseph Fortunato
Joseph Fortunato
President and Chief Executive Officer